UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2021

Commission File Number 000-18730

DARKPULSE, INC.

(Exact name of small business issuer as specified in its charter)

Delaware	87-0472109
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1345 Ave of the Americas, 2nd Floor, New York, NY 10105

(Address of principal executive offices)

800-436-1436

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Deﬁnitive Agreement.

Non-Convertible Demand Note

On July 14, 2021, DarkPulse, Inc., a Delaware corporation (the “Company”), entered a Securities Purchase Agreement (the “SPA”) with GS Capital Partners, LLC, a New York limited liability company (the “Lender”), pursuant to which the Company issued to the Lender a 6% Redeemable Note in the principal amount of $2,000,000 (the “Note”). The purchase price of the Note is $1,980,000. The Note matures on July 14, 2022 upon which time all accrued and unpaid interest will be due and payable. Interest accrues on the Note at 6% per annum until the Note becomes due and payable. The Note is subject to various “Events of Default,” which are disclosed in the Note. Upon the occurrence of an “Event of Default,” the interest rate on the Note will be 18%. The Note is not convertible into shares of the Company’s Common Stock and is not dilutive to existing or future shareholders and the Company plans on using a portion of the proceeds of the Note to retire existing convertible debt.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 herein is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DarkPulse, Inc.

Date: July 14, 2021	By:	/s/ Dennis O’Leary
Dennis O’Leary, Chief Executive Officer

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